EXHIBIT 99.1

                                                                  [CYTOGEN LOGO]

COMPANY CONTACTS:

Advanced Magnetics, Inc.                   Cytogen Corporation
Jerome Goldstein, CEO                      Michael Becker, CEO
 or Lisa Gordon, Investor Relations         or Stacy Shearer, Investor Relations
 (617) 497-2070                             (609) 750-8289

                       ADVANCED MAGNETICS SUBMITS RESPONSE
                    TO FDA APPROVABLE LETTER FOR COMBIDEX(R)

CAMBRIDGE, MA, AND PRINCETON, N.J., (JUNE 25, 2004) -- Advanced Magnetics, Inc. (Amex: AVM) and Cytogen Corporation (Nasdaq: CYTO) today announced that Advanced Magnetics submitted a response to the approvable letter received from the U.S. Food and Drug Administration (FDA) for Combidex(R), Advanced Magnetics' investigational molecular imaging agent to aid in the non-invasive diagnosis of metastatic lymph nodes.

In response to the submission, the FDA requested that Advanced Magnetics provide certain additional details underlying the existing supporting data submitted. The FDA subsequently communicated that the data Advanced Magnetics is in the process of gathering, once submitted, look encouraging to provide a complete response to the approvable letter.

"We are pleased by these positive steps forward in the approval process for Combidex," stated Jerome Goldstein, Chairman, President and CEO of Advanced Magnetics.

Combidex (ferumoxtran-10) is an investigational molecular imaging agent consisting of iron oxide nanoparticles for use in conjunction with magnetic resonance imaging (MRI) to aid in the differentiation of cancerous from non-cancerous lymph nodes. Lymph nodes are frequently the site for metastases of many different types of cancer, particularly breast cancer and prostate cancer. Computed tomography (CT) and MRI are the methods currently used for imaging lymph nodes. Current guidelines for imaging lymph nodes are that nodes greater than 10 mm in size are usually deemed cancerous while nodes less than 10 mm in size are generally presumed normal. CT and MRI cannot distinguish between lymph nodes that are enlarged due to the infiltration of cancerous cells as opposed to inflammation nor can these methods reliably detect disease in nodes that are not enlarged. Clinical studies have shown that Combidex accumulates in non-cancerous lymph node tissue which could enable doctors using MRI to have improved diagnostic confidence in differentiating between normal and diseased lymph nodes. Combidex received an approvable letter from the FDA, subject to certain conditions, in June of 2000.

ABOUT ADVANCED MAGNETICS

Advanced Magnetics, Inc. is the premier developer of superparamagnetic iron oxide nanoparticles used in pharmaceutical products. As a leader in its field, Advanced Magnetics is dedicated to the development and commercialization of its proprietary nanoparticle technology for use in therapeutic iron compounds to treat anemia, as well as novel imaging agents to aid in the diagnosis of cardiovascular disease and cancer. For more information about Advanced Magnetics, please visit the company's website at www.advancedmagnetics.com, the content of which is not part of this press release.

ABOUT CYTOGEN CORPORATION

Founded in 1980, Cytogen Corporation of Princeton, NJ is a product-driven, oncology-focused biopharmaceutical company that develops and commercializes a balanced portfolio of oncology products that address the unmet medical needs of

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patients  and  the  physicians  that  serve  them.   Cytogen   directly  markets
QUADRAMET(TM) (samarium Sm-153 lexidronam injection), PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide, and NMP22(R) BLADDERCHEK(R) (nuclear matrix protein-22) in the United States.
Cytogen  has  exclusive   United   States   marketing   rights  to   COMBIDEX(R)
(ferumoxtran-10), an investigational molecular imaging agent consisting of iron oxide nanoparticles for use in conjunction with magnetic resonance imaging to aid in the differentiation of cancerous from non-cancerous lymph nodes, which is under review by the U.S. Food and Drug Administration. Cytogen is also developing therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 1-800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

For Advanced Magnetics:

This document contains forward-looking statements. Any statements contained in this press release that do not describe historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include the following: uncertainties relating to Advanced Magnetics' ability to successfully address the comments and concerns of the FDA contained in the approvable letter for Combidex, including uncertainties relating to the sufficiency of the additional details to be submitted to the FDA by Advanced Magnetic; the timing of FDA actions regarding Combidex, including the timing of its review of the supporting data or the additional details submitted in relation thereto; the outcome of FDA actions in response to the submission, including the possibility that the FDA will not consider the submission complete or that the FDA will require additional information in support of the submission; the possibility that even if the response is deemed complete by the FDA, the FDA could respond to this submission by issuing an additional approvable letter with additional conditions for approval or the FDA could issue a not approvable letter; the ability to resolve final labeling for Combidex with the FDA; uncertainties regarding market acceptance of Combidex; uncertainties relating to third-party reimbursements; uncertainties relating to Advanced Magnetics' ability to continue to operate at commercial scale in compliance with FDA regulations and other applicable manufacturing requirements; uncertainties relating to patents and proprietary rights and other risks identified in Advanced Magnetics, Inc.'s Securities and Exchange Commission filings. Advanced Magnetics cautions readers not to place undue reliance on any forward-looking statements which speak only as of the date they are made. Advanced Magnetics disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

For Cytogen:

This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor
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reimbursement  issues;  the risk  associated  with  Cytogen's  dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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